UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2002

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO	64111

(Address of Principal Executive Offices)	(Zip Code)

(816) 753-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURES

Item 5. Other Events and Required FD Disclosure.

The Company has previously reported in current reports on Form 8-K and exhibits thereto its involvement in litigation entitled Joel E. Zawikowski, et al. v. Beneficial National Bank, H&R Block, Inc., Block Financial Corporation, et al., Case No. 98 C 2178, United States District Court for the Northern District of Illinois, Eastern Division, and Ronnie and Nancy Haese, et al. v. H&R Block, Inc., et al., Case No. CV96-4213, in the District Court of Kleberg County, Texas. The Company reported that the continuation of the fairness hearing relating to the settlement in the Zawikowski case was scheduled for Friday, November 15, 2002. At the conclusion of the hearing on November 15, the judge indicated that she would take the matter under advisement and would accept briefs from the parties relating to the settlement. During the hearing, the proponents of the Zawikowski settlement, including the Company, advised the court that the claims of the Texas class against the Company and its subsidiaries have been carved out of the plaintiff class in Zawikowski.

The information contained in this current report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based upon current information, expectations, estimates and projections regarding the Company, the industries and markets in which the Company operates, and management’s assumptions and beliefs relating thereto. These statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such forward-looking statements. Such differences could be caused by a number of factors including, but not limited to, the uncertainty of litigation, other risks associated with litigation, risks described from time to time in reports and registration statements filed by the Company and its subsidiaries with the Securities and Exchange Commission. Readers should take these factors and risks into account in evaluating any such forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC

Date: November 15, 2002	By:/s/ James H. Ingraham

James H. Ingraham Senior Vice President and General Counsel

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